Exhibit 99.1

Contact:                                                Bob Kneeley

303-495-1245

bob.kneeley@evhc.net

Envision Healthcare Enters Definitive Agreement

to Acquire Rural/Metro

Greenwood Village, Colo. — July 30, 2015 — Envision Healthcare Holdings, Inc. (NYSE: EVHC) (Envision), has entered into a definitive agreement to acquire Rural/Metro Corporation (Rural/Metro) through its medical transportation segment American Medical Response (AMR). This pending acquisition enhances Envision’s mobile integrated healthcare delivery capability, a key component of its care coordination model amongst its pre-hospital, acute care and post-acute care services.

Rural/Metro is expected to generate annualized 2015 revenue of approximately $600 million. Upon closing, the transaction is expected to be accretive to Envision’s earnings. The pending acquisition is subject to regulatory approval and customary closing conditions, and is expected to close in the fourth quarter of 2015.

“As healthcare services models shift toward a more coordinated approach, the role of medical transportation clinicians takes on greater strategic significance,” said William A. Sanger, chairman, president and chief executive officer of Envision.  “With our advanced mobile delivery model, the practice of paramedics and EMTs is being expanded beyond the traditional role of providing pre-hospital stabilization and transport to healthcare facilities. As part of our team-based approach, they apply their clinical training in ways that improve the patient experience at numerous sites, including post-acute settings. In the process they become integral contributors to improving outcomes.”

During the past several years, AMR has achieved significant growth and operating efficiencies through process improvement, effective use of technology and optimizing resource utilization while simultaneously improving clinical outcomes for patients and developing new platforms for health systems. We believe these initiatives will be enhanced with the combination of AMR and Rural/Metro.

“As a former Rural/Metro paramedic and market manager, I am acutely aware of the dedication, passion and clinical expertise that its nearly 7,500 caregivers and support personnel provide to their communities. AMR looks forward to having them on our team and combining the innovative practices of both organizations, delivering stability and growth opportunities,” said Ted Van Horne, president and chief executive officer of AMR. “This acquisition will broaden our ability to partner with fire departments and local government leadership to build increasingly better community health models. It also gives us the ability to offer specialty fire capabilities within our industrial health and safety business lines.”

Scott Bartos, chief executive officer of Rural/Metro added, “We have spent the past several years fine-tuning our operations and enhancing the services we provide to our patients and community partners. Envision’s mobile integrated healthcare strategy will allow us to provide even greater value to those constituents while creating new opportunities for our team members. Combining with AMR and aligning with Envision Healthcare will enable us to be active contributors to solutions that are shaping the future of healthcare.”

Envision has received committed financing from Barclays and Goldman, Sachs & Co. in connection with the transaction. Subject to regulatory approval and customary closing conditions, the pending acquisition is expected to close during the fourth quarter of 2015.

Envision’s management team will discuss the Rural/Metro transaction during its 2015 Second Quarter earnings conference call, which will be held at 5 p.m. Eastern Time today. Details of the call can be found on Envision’s investor relations website at investor.evhc.net.

About Envision Healthcare Holdings, Inc.

Envision Healthcare Holdings, Inc., and our more than 35,000 employees and affiliated clinicians, offers an array of healthcare related services to consumers, hospitals, healthcare systems, health plans and local, state and national government entities. Through Envision Healthcare Corporation, we operate American Medical Response, Inc. (AMR), EmCare Holdings, Inc. (EmCare) and Evolution Health, LLC (Evolution Health). AMR is a provider and manager of community-based medical transportation services, including emergency (‘911’), non-emergency, managed transportation, air ambulance and disaster response. EmCare is a provider of integrated facility-based physician services, including emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. Evolution Health provides comprehensive care to patients across various settings, many of whom suffer from advanced illnesses and chronic diseases. We are headquartered in Greenwood Village, Colorado. For additional information, visit www.evhc.net.

About Rural/Metro

Rural/Metro Corporation is a leading provider of emergency and non-emergency ambulance transportation as well as specialty fire protection services with operations in 21 states and nearly 700 communities.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995 including, but not limited to, statements relating to our objectives, plans and strategies, including the proposed acquisition of Rural/Metro by Envision, and all statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future, including statements regarding the benefits of the Rural/Metro acquisition, expected performance of the combined enterprise, integration plans, the timing of closing of the acquisition. Any forward-looking statements herein are made as of the date of this press release, and Envision undertakes no duty to update any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results to differ materially from forward-looking statements are described in Envision’s filings with the U.S. Securities and Exchange Commission from time to time.  Among the factors that could cause future results to differ materially are: our ability to successfully integrate strategic acquisitions, including the Rural/Metro acquisition; closing of the Rural/Metro acquisition may not occur or may be delayed; expected synergies and other financial benefits of the acquisition may not be realized; litigation related to the acquisition or limitations or restrictions imposed by regulatory authorities may delay or negatively impact the acquisition; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed from the acquisition; attempts to retain key personnel and customers from Rural/Metro may not succeed; decreases in our revenue and profit margin under our fee-for-service contracts due to changes in volume, payor mix and third party reimbursement rates, including from political discord in the federal budgeting process; the loss of existing contracts; failure to accurately assess costs under new contracts; difficulties in our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians; failure to implement some or all of our business strategies, including our efforts to grow our Evolution Health business and cross-sell our services; lawsuits for which we are not fully reserved; the adequacy of our insurance coverage and insurance reserves; the high level of competition in the markets we serve; the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment; the loss of one or more members of our senior management team; our ability to maintain or implement complex information systems; disruptions in disaster recovery systems, management continuity planning, or information systems; our ability to adequately protect our intellectual property and other proprietary rights or to defend against intellectual property infringement claims; challenges by tax authorities on our treatment of certain physicians as independent contractors; the impact of labor union representation; the impact of fluctuations in results due to our national contract with FEMA; potential penalties or changes to our operations, including our ability to collect accounts receivable if we fail to comply with extensive and complex government regulation of our industry; the impact of changes in the healthcare industry, including changes due to healthcare reform; our ability to timely enroll our providers in the Medicare program; our ability to restructure our operations to comply with future changes in government regulation; the outcome of government investigations of certain of our business practices; our ability to comply with the terms of our settlement agreements with the government; and our ability to generate cash flow to service our substantial debt obligations and the factors discussed in “Risk Factors” in Envision’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.